Exhibit 99.1

ATEC Reports Second Quarter 2022 Financial Results

and Increases Full-Year Revenue Guidance

Total revenue grows 35% to $84 million, including organic revenue growth of 30%

EOS imaging generates revenue of $12 million

Company increases full-year revenue guidance to $325 million, reflecting 34% growth

CARLSBAD, Calif., August 4, 2022 – Alphatec Holdings, Inc. (Nasdaq: ATEC), a provider of innovative solutions dedicated to revolutionizing the approach to spine surgery, today announced financial results for the quarter ended June 30, 2022, and recent corporate highlights.

Second Quarter and Full-Year 2022 Financial Results

Quarter Ended June 30, 2022
Total revenue	$84 million
GAAP gross margin	66%
Non-GAAP gross margin	70%
Operating expenses	$91 million
Non-GAAP operating expenses	$75 million
GAAP operating loss	($36) million
Non-GAAP adjusted EBITDA	($8) million
Ending cash balance	$107 million

Recent Highlights

•
Hosted over 150 surgeons at training events, contributing to a 23% increase in surgeon users compared to prior year;
•
Strong surgeon adoption fueled average revenue per surgery growth of 10%;
•
Generated $12 million in EOS-related revenue, reflecting 49% growth on a pro-forma basis;
•
Drove operating cost leverage, with a $3 million sequential improvement in adjusted EBITDA;
•
Signed term sheet for a $50 million revolver with $25 million accordion feature.

“By focusing on the entire surgical procedure and investing to obviate clinical variability, we are bringing increased predictability and reproducibility to spine surgery and fueling sector-leading growth,” said Pat Miles, Chairman and Chief Executive Officer. “That growth has enabled us to begin to lever sales channel investments while expanding our geographic footprint. At our Investor Day in May, we shared a long-term financial outlook that included a 23% revenue CAGR toward $555 million in 2025 and positive adjusted EBITDA in 2023. We are executing against those commitments and I am confident that years of sustainable growth and scale lie ahead.”

Financial Outlook for the Full-Year 2022

The Company now expects total revenue of $325 million for the fiscal year ended December 31, 2022, reflecting growth of approximately 34% compared to the full year 2021. This includes organic revenue growth of approximately 31% and $48 million of revenue related to EOS imaging.

Financial Results Webcast

ATEC will present these results via a live webcast today at 1:30 p.m. PT / 4:30 p.m. ET. The live webcast can be accessed by visiting the Investor Relations Section of ATEC’s Corporate Website.

To dial in to the webcast, please register via this link.

A replay of the webcast will remain available through the Investor Relations Section of ATEC’s Corporate Website for twelve months. In addition, a dial-in replay will be available beginning two hours after the webcast’s completion through August 11, 2022. Access the replay by dialing (800) 770-2030 and referencing conference ID number 97241.

Non-GAAP Financial Information

To supplement the Company’s financial statements presented in accordance with generally accepted accounting principles in the United States of America (GAAP), the Company reports certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating loss, and non-GAAP adjusted EBITDA. The Company believes that these non-GAAP financial measures provide investors with an additional tool for evaluating the Company's core performance, which management uses in its own evaluation of continuing operating performance, and a baseline for assessing the future earnings potential of the Company. The Company’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Non-GAAP financial results should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Included below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measures.

About Alphatec Holdings, Inc.

ATEC, through its wholly owned subsidiaries, Alphatec Spine, Inc., EOS imaging S.A. and SafeOp Surgical, Inc., is a medical device company dedicated to revolutionizing the approach to spine surgery through clinical distinction. ATEC’s Organic Innovation MachineTM is focused on developing new approaches that integrate seamlessly with the Company’s expanding AlphaInformatiX Platform to better inform surgery and more safely and reproducibly achieve the goals of spine surgery. ATEC’s vision is to become the Standard Bearer in Spine. For more information, visit us at www.atecspine.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward-looking statements include, but are not limited to: references to the Company’s revenue and growth outlook; planned product launches, introductions, regulatory submissions or clearances; efforts to transform sales and distribution channels; the Company’s ability to compel surgeon adoption; and the Company’s future ability to finance its operations and sufficiency of its cash runway.  Important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: the uncertainty of success in developing new products or products currently in the pipeline; the uncertainties in the Company’s ability to execute upon its strategic operating plan; the uncertainties regarding the ability to successfully license or acquire new products, and the commercial success of such products; failure to achieve acceptance of the Company’s products by the surgeon community; failure to obtain FDA or other regulatory clearance or approval or unexpected or prolonged delays in the process; continuation of favorable third-party reimbursement; unanticipated expenses or liabilities or other adverse events affecting cash flow or the Company’s ability to achieve profitability; uncertainty of additional funding; the Company’s ability to compete with other products or with emerging technologies; product liability exposure; an unsuccessful outcome in any litigation; patent infringement claims; claims related to the Company’s intellectual property; and the Company’s ability to meet its financial obligations. A further list and description of these and other factors, risks and uncertainties can be found in the Company's most recent annual report, and any subsequent quarterly and current reports, filed with the Securities and Exchange Commission. ATEC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Investor/Media Contact:

Tina Jacobsen, CFA

Investor Relations

(760) 494-6790

investorrelations@atecspine.com

Company Contact:

J. Todd Koning

Chief Financial Officer

investorrelations@atecspine.com

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
(unaudited)
Revenue:
Revenue from products and services	$84,151	$61,885	$155,069	$105,601
Revenue from international supply agreement	—	364	15	769
Total revenue	84,151	62,249	155,084	106,370
Cost of sales	28,675	21,184	50,392	33,447
Gross profit	55,476	41,065	104,692	72,923
Operating expenses:
Research and development	10,596	7,839	20,318	13,640
Sales, general and administrative	72,668	60,659	142,139	101,085
Litigation-related expenses	5,495	1,167	13,027	4,502
Amortization of acquired intangible assets	2,177	1,208	4,407	1,380
Transaction-related expenses	—	4,771	120	5,783
Restructuring expenses	289	1,173	1,659	1,331
Total operating expenses	91,225	76,817	181,670	127,721
Operating loss	(35,749)	(35,752)	(76,978)	(54,798)
Interest and other expense, net:
Interest expense, net	(1,435)	(2,394)	(2,891)	(4,332)
Other expenses, net	67	(16)	37	(1,905)
Total interest and other expenses, net	(1,368)	(2,410)	(2,854)	(6,237)
Net loss before taxes	(37,117)	(38,162)	(79,832)	(61,035)
Income tax provision	203	43	332	73
Net loss	$(37,320)	$(38,205)	$(80,164)	$(61,108)
Net loss per share, basic and diluted	$(0.36)	$(0.39)	$(0.79)	$(0.66)
Weighted average shares outstanding, basic and diluted	102,849	98,541	101,422	92,912
Stock-based compensation included in:
Cost of revenue	$449	$235	$705	$330
Research and development	1,362	664	2,334	1,162
Sales, general and administrative	7,392	10,597	16,348	14,478
	$9,203	$11,496	$19,387	$15,970

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2022	December 31, 2021
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$107,470	$187,248
Accounts receivable, net	43,928	41,893
Inventories	102,796	91,703
Prepaid expenses and other current assets	11,045	10,313
Total current assets	265,239	331,157
Property and equipment, net	99,183	87,401
Right-of-use asset	28,116	25,283
Goodwill	39,170	39,689
Intangible assets, net	78,611	85,274
Other assets	1,616	3,249
Total assets	$511,935	$572,053

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$33,157	$25,737
Accrued expenses and other current liabilities	55,874	55,549
Contract liabilities	13,850	15,255
Short-term debt	14,266	342
Current portion of operating lease liabilities	4,164	4,212
Total current liabilities	121,311	101,095
Total long-term liabilities	356,482	367,933
Redeemable preferred stock	23,603	23,603
Stockholders' equity	10,539	79,422
Total liabilities and stockholders' equity	$511,935	$572,053

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
(unaudited)
Gross profit, GAAP	$55,476	$41,065	$104,692	$72,923
Add: amortization of intangible assets	9	268	9	536
Add: stock-based compensation	449	235	705	330
Add: purchase accounting adjustments on acquisitions	437	1,763	437	1,763
Add: excess and obsolete write-down	2,394	2,221	4,100	4,317
Non-GAAP gross profit	$58,765	$45,552	$109,943	$79,869
Gross margin, GAAP	65.9%	66.0%	67.5%	68.6%
Add: amortization of intangible assets	0.0%	0.4%	0.0%	0.5%
Add: stock-based compensation	0.5%	0.4%	0.5%	0.3%
Add: purchase accounting adjustments on acquisitions	0.5%	2.8%	0.3%	1.7%
Add: excess and obsolete write-down	2.8%	3.6%	2.6%	4.1%
Non-GAAP gross margin	69.7%	73.2%	70.9%	75.2%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
(unaudited)
Operating expenses, GAAP	$91,225	$76,817	$181,670	$127,721
Adjustments:
Stock-based compensation	(8,754)	(11,261)	(18,682)	(15,640)
Litigation-related expenses	(5,495)	(1,167)	(13,027)	(4,502)
Amortization of intangible assets	(2,177)	(1,208)	(4,407)	(1,380)
Transaction-related expenses	—	(4,771)	(120)	(5,783)
Restructuring expenses	(289)	(1,173)	(1,659)	(1,331)
Non-GAAP operating expenses	$74,510	$57,237	$143,775	$99,085

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
(unaudited)
Operating loss, GAAP	$(35,749)	$(35,752)	$(76,978)	$(54,798)
Depreciation	7,506	5,068	14,591	8,477
Amortization of intangible assets	2,186	1,476	4,416	1,917
EBITDA	(26,057)	(29,208)	(57,971)	(44,404)
Add back significant items:
Stock-based compensation	9,203	11,496	19,387	15,970
Purchase accounting adjustments on acquisitions	437	1,763	437	1,763
Excess & obsolete write-down	2,394	2,221	4,100	4,317
Litigation-related expenses	5,495	1,167	13,027	4,502
Transaction-related expenses	—	4,771	120	5,783
Restructuring expenses	289	1,173	1,659	1,331
Adjusted EBITDA	$(8,239)	$(6,617)	$(19,241)	$(10,738)